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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                      Date of Report:   February 18, 2000

                        DESIGN AUTOMATION SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)

          Texas                        09129                           75-1657943
  (State of Incorporation)    (Commission File Number)     (I.R.S. Employer Identification No.)

                           3200 Wilcrest, Suite 370
                               Houston, TX 77042
                   (Address of Principal Executive Offices)

                                (713) 784-2374
             (Registrant's telephone number, including area code)

Item 5. Other Events.

     On February 18, 2000, the Company entered into a Stock Purchase Agreement with Edgewater Private Equity Fund III, L.P. ("Edgewater"), Aspen Finance Investors I, LLC, a Colorado limited liability company ("Aspen"), Fleck T.I.M.E. Fund, L.P., a Connecticut limited partnership ("T.I.M.E."), Fleck Family Partnership II, L.P., a Florida limited partnership ("Fleck Family"), LJH Partners, LP, a Delaware limited partnership ("LJH"), Wain Investment, LLC, an Ohio limited liability company ("Wain"), Gerald C. Allen ("Allen") and John Paul DiJoria ("DiJoria," and together with Edgewater, Aspen, T.I.M.E., Fleck Family, LJH, Wain, and Allen, the "Investors") (the "Stock Purchase Agreement"). Pursuant to the Stock Purchase Agreement, the Investors purchased from the Company 2,260,000 shares of common stock of the Company, $.01 par value per share ("Common Stock") at a price of $5.00 per share, for an aggregate purchase price of $11,300,000, payable in cash at the closing.

     In connection with the Stock Purchase Agreement, the Company executed a Registration Agreement with the Investors, dated February 18, 2000, pursuant to which the Company has agreed to register the Common Stock owned by the Investors on or before August 18, 2000.


Item 7. (c) Exhibits. The following exhibits are filed herewith:

     Exhibit No.      Description
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     4.1              Stock Purchase Agreement by, between and among the
                      Company, Edgewater Private Equity Fund, III, L.P., a
                      Delaware limited partnership ("Edgewater"), Aspen Finance
                      Investors I, LLC, a Colorado limited liability company
                      ("Aspen"), Fleck T.I.M.E. Fund, L.P., a Connecticut limited partnership ("T.I.M.E."), Fleck Family Partnership
                      II, L.P., a Florida limited partnership ("Fleck Family"),
                      LJH Partners, L.P., a Delaware limited partnership
                      ("LJH"), Wain Investment, LLC, an Ohio limited liability company ("Wain"), Gerald C. Allen ("Allen") and John Paul
                      DiJoria ("DiJoria," and together with Edgewater, Aspen,
                      T.I.M.E., Fleck Family, LJH, Wain, and Allen, the
                      "Investors").

     4.2 Registration Agreement dated February 18, 2000, by and among the Company and the Investors.

     4.3 Shareholders' Agreement dated February 18, 2000 by and among the Company, Carl Rose, Charles Leaver, Jeffrey Sexton, Kelly Knake, and the Investors.


                                  Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              DESIGN AUTOMATION SYSTEMS, INC.


                              By:  /s/ Charles H. Leaver,  Jr.
                                   --------------------------------------
                                     Charles H. Leaver, Jr., President

Date: February 28, 2000